EXHIBIT 3.26

                                                           Company No:  123290

                       WEIGHT WATCHERS (PUBLICATIONS) LTD

At an extraordinary meeting of the above named Company held and convened at Kidwells Park House, Kidwells Park Drive, Maidenhead on the 2nd September 1993, the following special RESOLUTION was passed.

SPECIAL RESOLUTION

The Company name to be changed to Weight Watchers (Exercise) Ltd.


---------------------
Director

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                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                                   No. 1243290

                              I hereby certify that
                     WEIGHT WATCHERS (PUBLICATIONS) LIMITED

                 having by special resolution changed its name,
                      is now incorporated under the name of

                         WEIGHT WATCHERS (EXERCISE) LTD.

Given under my hand at the Companies Registration Office, Cardiff the 14 September 1993

                                                            /s/ A.F. Fletcher
                                                            -----------------
                                                            A.F. FLETCHER
                                                         an authorised officer
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                        THE COMPANIES ACTS, 1948 TO 1967.

                                  -------------

                            COMPANY LIMITED BY SHARES
                                  -------------

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                     WEIGHT WATCHERS (PUBLICATIONS) LIMITED

                         Incorporated 6th February 1976

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                        THE COMPANIES ACTS, 1948 TO 1967.

                                  -------------

                            COMPANY LIMITED BY SHARES

                                  -------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                     WEIGHT WATCHERS (PUBLICATIONS) LIMITED

1.    The name of the Company is COIIMACE LIMITED.*

2.    The registered office of the Company will be situate in England.

3.    The objects for which the Company is established are:

(A) (1) To carry on business as general publishers and as proprietors and publishers of trade and business directories, periodicals, newspapers and journals; to rent or sell advertising space in all kinds of media including any publications, whether by the Company or not, and display sites, and generally to print and publish periodicals, journals and books.

      (2) To carry on business as advertising and publicity agents and specialists, press cutting agents, advertising contractors, billposters, advertising consultants, commercial artists, signwriters, designers and illustrators, display specialists and contractors, sales consultants and specialists and business advisers and organisers.

      (3) To purchase, take on lease, or otherwise acquire advertising and display sites for posters, and to use, let, sell, or otherwise dispose of the same as may be thought fit.

      (4) To carry on business as leaflet distributors and as direct mail specialists, consultant and advisers; to compile and sell mailing lists and to act as consultants and specialists on mail order trading.

----------------
            * By Special Resolution passed 5th May 1976 the name of the Company was changed to "Weight Watchers (Publications) Limited".

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                                                                               2


(B) To carry on any other business which in the opinion of the Directors of the Company may seem capable of being conveniently carried on in connection with or as ancillary to any of the above businesses or to be calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects.

(C) To purchase, take on lease, exchange, hire or otherwise acquire, any real or personal property or any interest in such property and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.

(D) To build, construct, maintain, alter, enlarge, pull down, remove or replace any buildings, works, plant and machinery necessary or convenient for the business of the Company or to join with any person, firm or company in doing any of the things aforesaid.

(E) To borrow or raise money upon such terms and on such security as may be considered expedient and in particular by the issue or deposit of debentures or debenture stock and to secure the repayment of any money borrowed, raised or owing by mortgage charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital.

(F) To apply for, purchase or otherwise acquire any patents, licences and the like, conferring an exclusive or non-exclusive or limited right of user or any secret or other information as to any invention which may seem calculated directly or indirectly to benefit the Company, and to use, develop, grant licences in respect of, or otherwise turn to account any rights and information so acquired.

(G) To purchase, subscribe for or otherwise acquire and hold and deal with any shares, stocks, debentures, debenture stocks, Bonds or securities of any other company or corporation carrying on business in any part of the world.

(H) To issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting, or guaranteeing the subscription of shares, debentures, debenture stock, bonds, stocks and securities of any company, whether limited or unlimited or incorporated by Act of Parliament or otherwise, at such times and upon such terms and conditions as to remuneration and otherwise as may be agreed upon.

(I) To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments and securities and in such manner as may from time to time be considered expedient.

(J) To lend money or give credit on such terms as may be considered expedient and to receive money on deposit or loan from and given guarantees or become security for any persons, firms and companies.

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                                                                               3


(K) To enter into partnership or into any arrangement for sharing profits or to amalgamate with any person, firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(L) To sell, exchange, lease, dispose of, turn to account or otherwise deal with the whole or any part of the undertaking of the Company for such consideration as may be considered expedient and in particular for shares, stock or securities of any other company formed or to be formed.

(M) To promote, finance or assist any other company for the purpose of acquiring all or any part of the property rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(N) To remunerate any person, firm or company rendering services to the Company in any manner and to pay all or any of the preliminary expenses of the Company and of any company formed or promoted by the Company.

(O) To draw, accept, endorse, negotiate, discount, execute and issue promissory notes, bills of exchange, scrip, warrants and other transferable or negotiable instruments.

(P) To establish, support or aid in the establishment and support of associations, institutions, clubs, funds, trusts and schemes calculated to benefit the officers, ex-officers, employees or ex-employees of the Company or the families, dependants or connections of such persons, and to grant pensions, gratuities and allowances and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects.

(Q) To enter into any arrangement with any Government or other authority, supreme, municipal, local or otherwise, and to obtain from any such Government or Authority all rights, concessions, and privileges which may seem conducive to the Company's objects or any of them, or to obtain or to endeavour to obtain, any provisional order of the Board of Trade, or any Act or Acts of Parliament for the purposes of the Company or any other company.

(R) To distribute among the Members in specie any property of the Company, or any proceeds of sale or disposition of any property of the Company, and for such purpose to distinguish and separate capital from profits, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(S) To do all or any of the above things in any part of the world either alone or in conjunction with others and either as principals, agents, contractors, trustees or otherwise and either by or through agents, sub-contractors, trustees or otherwise.

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                                                                               4


(T) To do all such other things as may be deemed incidental or conductive to the attainment of the above objects or any of them.

It is hereby declared that the foregoing sub-clauses shall be construed independently of each other and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

4. The liability of the Member is limited.

5. The share capital of the Company is (pound)100 divided into 100 shares of (pound)1 each. The Company has power to increase and divide the shares into several classes and attach thereto any preferred, deferred or other special rights, privileges or conditions as the Articles of Association may from time to time prescribe.

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                                                                               5


WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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         NAMES, ADDRESSES AND          Number of Shares taken by each Subscriber
      DESCRIPTIONS OF SUBSCRIBERS
--------------------------------------------------------------------------------
MICHAEL JOHN HOPE,                     ONE
30, City Road,
London. E.C.1.

Company Formation Assistant.

BRIAN GOLDSTEIN,                       ONE
30, City Road,
London. E.C.1.

Company Director
--------------------------------------------------------------------------------

      DATED the 22nd day of January 1976.

WITNESS to the above signatures:

      ERIC CHARLES TURNER,
      30, City Road,
      London. E.C.1.

      Company Formation Assistant.

                        THE COMPANIES ACTS 1948 to 1967.

                                  ------------

                           COMPANY LIMITED BY SHARES.

                                  ------------

                             Articles of Association

                                       OF

                         WEIGHT WATCHERS (PUBLICATIONS)
                                     LIMITED

                                   PRELIMINARY

      1. The regulations contained in Part I of Table A in the First Schedule to The Companies Act, 1948 (such Table being hereinafter called "Table A"), shall apply to the Company save in so far as they are excluded or varied hereby; that is to say, Clauses 24, 53, 75, 126 and 130 in Part I of Table A shall not apply to the Company; and in addition to the remaining Clauses in Part I of Table A, as varied by these Articles, the following shall be the regulations of the Company.

      2. The Company is a private Company and Clauses 2, 3, 4, 5 and 6 in Part II of Table A as varied by these Articles shall accordingly apply to the Company.

                                     SHARES

      3. The shares shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms, and in such manner as they think fit, subject to the provisions of the next following clause hereof (Clause 4).

      4. Subject to any direction to the contrary that may be given by the Company in general meeting, any original shares for the time being unissued and any new shares from time to time to be created, shall in the first instance be offered to the members in proportion (as nearly as may be) to the existing shares held by them, and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer if not accepted shall be deemed to be declined; and after the expiration of such time or on receipt of an intimation from the member to whom the notice is given that he declines to accept the shares, the Directors may dispose of the same in such manner as they think most beneficial to the Company.

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                                                                               2


                                      LIEN

      5. The lien conferred by Clause 11 in Part I of Table A shall attach to fully paid up Shares, and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders.

                       TRANSFER AND TRANSMISSION OF SHARES

      6. Clause 3 of Part II of Table A shall not apply to any transfer to a person who is already a member of the Company or to a transferee under the next following clause hereof (Clause 7).

      7. Any share may be transferred by a member to any child or other issue, wife, husband, father, mother, brother, sister, son-in-law, daughter-in-law, nephew or niece of such member and any share of a deceased member may be transferred to any such relative as aforesaid of the deceased member or to the executors or administrators of any such deceased member. Any share standing in the name of the trustees of the Will of any deceased member or of a settlement created by a member of a deceased member may be transferred upon any change of trustees to the trustees for the time being of such Will or Settlement or to a person to whom such member or deceased member would have been entitled to transfer the same.

      8. The proviso to clause 32 of Part I of Table A shall not apply to the Company.

                                 GENERAL MEETING

      9. Every notice convening a General Meeting shall comply with the provisions of Section 136 (2) of the Companies Act, 1948, as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Auditor for the time being of the Company.

      10. Clause 54 in Part I of Table A shall be read and construed as if the words "Meeting shall be dissolved" were substituted for the words "Members present shall be a quorum".

                                    DIRECTORS

      11. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall be not less than one nor more than seven. If and so long as there is a sole Director, such Director may act alone in exercising all the powers and authorities vested in the Directors.

      12. The first Directors of the Company shall be determined in writing by the Subscribers to the Memorandum of Association of the Company.

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                                                                               3


      13. A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration; and Clause 84 in Part I of Table A shall be modified accordingly.

      14. Any Director may appoint any person approved by the Board to be an alternate Director and such appointment shall have effect and such appointee, whilst he holds office as an alternate Director, shall be entitled to receive notice of Meetings of Directors and to attend and vote thereat, but he shall not require any qualification and shall not be entitled to any remuneration from the Company otherwise than out of the remuneration of the Director appointing him and agreed between the said Director and the appointee. Such appointment may be revoked at any time by the appointor or by a resolution of the Directors or by an Ordinary Resolution of the Company in General Meeting. Any appointment or revocation made under this clause, shall be in writing under the hand of the Director making the same.

                          DISQUALIFICATION OF DIRECTORS

      15. The office of a Director shall be vacated:

            (1) If he resigns his office by notice in writing to the Company.

            (2) If he becomes bankrupt or enters into any arrangement with his creditors.

            (3) If he is prohibited from being a Director by an order made under section 188 of the Act.

            (4) If he becomes of unsound mind.

            (5) If he is removed from office by a resolution duly passed under section 184 of the Act.

                                BORROWING POWERS

      16. The Directors may exercise all the powers of the company to borrow money, and to mortgage or charge its undertakings, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

      17. The first Secretary of the Company shall be Brian Goldstein.

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                                                                               4


                                    ACCOUNTS

      18. The directors shall from time to time, in accordance with sections 148, 150 and 157 of the Companies Act 1948 and sections 16 to 22 of The Companies Act 1967, cause to be prepared and to be laid before the Company in general meting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

                                      AUDIT

      19. Auditors shall be appointed and their duties regulated in accordance with sections 159 to 161 of the Companies Act 1948 and sections 13 and 14 of the Companies Act 1967.

                                    INDEMNITY

      20. In addition to the indemnity contained in clause 136 of Part 1 of Table A and subject to the provisions of Section 205 of the Companies Act 1948, every director, managing director, agent, auditor, secretary and other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred by him in or about the execution and discharge of the duties of his office.

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                                                                               5


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                 NAMES, ADDRESS AND DESCRIPTIONS OF SUBSCRIBERS

                               MICHAEL JOHN HOPE,
                                 30, City Road,
                                 London. E.C.1.

                          Company Formation Assistant.

                                BRIAN GOLDSTEIN,
                                 30, City Road,
                                 London. E.C.1.

                                Company Director.
--------------------------------------------------------------------------------

      DATED the 22nd day of January 1976.

WITNESS to the above signatures:

      ERIC CHARLES TURNER,
      30, City Road,
      London. E.C.1.

      Company Formation Assistant.